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                                                                       EXHIBIT 2

                                                             [Execution Version]


                   PARTIAL ASSIGNMENT AND ASSUMPTION AGREEMENT
                            (KAFUS INDUSTRIES, LTD.)

         This Partial Assignment and Assumption Agreement (this "Agreement"), dated as of December 21, 1999 (the "Effective Date"), is between Enron North America Corp., a Delaware corporation (the "Assignor"), and SE Thunderbird L.P., a Delaware limited partnership (the "Assignee") and is delivered pursuant to that certain Purchase and Sale Agreement of even date herewith between Assignor and Assignee (the "Purchase and Sale Agreement").

         In the event of a conflict between the terms of this Agreement and the Purchase and Sale Agreement, the Purchase and Sale Agreement shall control. Terms capitalized for other than grammatical purposes in this Agreement and not defined herein have the meanings set forth in the Purchase and Sale Agreement, and the following term shall have the following definition:

         "Registration Rights Agreement" means the Registration Rights Agreement dated as of July 16, 1997 between Kafus and Assignor, as the same may have been amended, modified and supplemented from time to time.

                                     PART I
                                GRANTING CLAUSES

         For ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which Assignor hereby acknowledges, Assignor has transferred, bargained, conveyed and assigned, and does hereby transfer, bargain, convey and assign to Assignee, effective for all purposes as of the Effective Date, the Registration Rights Agreement, including, without limitation, all rights, privileges and obligations related thereto, but only to the extent that the foregoing relate to the Kafus Shares; provided, however, that Assignor's rights and duties with respect to (a) liquidated damages under
Section 2(b) of the Registration Rights Agreement accrued prior to the date hereof and accruing through December 31, 1999, and (b) other debt, equity or other instruments of Kafus held by Assignor, in each case shall not be assigned or delegated pursuant to this Agreement (the "Assigned Rights").

         TO HAVE AND TO HOLD, subject to the terms, exceptions and other provisions herein stated, the Assigned Rights unto Assignee, its successors and assigns, forever.


                                     PART II
                      ASSUMPTION OF OBLIGATIONS BY ASSIGNEE

         Assignee has and by these presents does hereby fully assume and agrees to perform and timely discharge from and after the Effective Date all liabilities, duties and obligations of the Assignor that are attributable to the ownership of the Assigned Rights, including, without limitation, all liabilities,


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duties and obligations of the Assignor that arise under the Registration Right
Agreement. Assignee agrees to be bound by all of the terms of the Registration Rights Agreement.

                                    PART III
                                  MISCELLANEOUS

         3.1 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

         3.2 GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas, except to the extent that it is mandatory that the law of some other jurisdiction shall apply.

         3.4 CAPTIONS. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

         3.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


SE THUNDERBIRD L.P.                                  ENRON NORTH AMERICA CORP.
By:  Blue Heron I LLC, its general partner
By:  Whitewing Associates L.P., its sole member
By:  Whitewing Management LLC, its general partner
By:  Egret I LLC, its managing member                By:
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                                                     Name:
                                                          ---------------------
                                                     Title:
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By:
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Name:
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Title:
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